Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
March 31, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $93 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: April 28, 2006	/s/ JOHN D. SHEEHAN

John D. Sheehan
Vice President and Chief Restructuring Officer, Chief Accounting Officer
and Controller
(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

	Month Ended	October 8, 2005 to
	March 31, 2006	March 31, 2006
	(in millions)
Net sales:
General Motors and affiliates	$1,054	$5,274
Other customers	644	3,528
Intercompany non-Debtor subsidiaries	54	284

Total net sales	1,752	9,086

Operating expenses:
Cost of sales, excluding items listed below	1,711	8,868
Selling, general and administrative	89	518
Depreciation and amortization	45	305
Goodwill and long-lived asset impairment charges	—	479

Total operating expenses	1,845	10,170

Operating loss	(93)	(1,084)
Interest expense (contractual interest expense was $45 million and $245 million, respectively)	(31)	(165)
Other income (expense), net	(3)	(4)
Loss before reorganization items, income taxes, and equity income
Reorganization items	(3)	(8)
Income tax expense	(2)	(2)
Equity income from non-consolidated subsidiaries, net of tax	6	32
Equity income (loss) from non-Debtor subsidiaries, net of tax	70	(335)

Net loss	$(56)	$(1,566)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

March 31, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$984
Accounts receivable, net:
General Motors and affiliates	1,967
Other third parties	1,408
Non-Debtor subsidiaries	316
Notes receivable from non-Debtor subsidiaries	355
Inventories, net:
Productive material, work-in-process and supplies	830
Finished goods	310
Prepaid expenses and other	313

Total current assets	6,483

Long-term assets:
Property, net	2,562
Goodwill	40
Other intangible assets	40
Pension intangible assets	871
Investments in non-Debtor subsidiaries	3,127
Other	719

Total assets	$13,842

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Accounts payable	1,189
Accounts payable to non-Debtor subsidiaries	465
Accrued liabilities	495

Total current liabilities	2,149

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	523

Total long-term liabilities	773

Liabilities subject to compromise	17,505

Total liabilities	20,427

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,683
Accumulated deficit	(7,035)
Minimum pension liability	(2,052)
Accumulated other comprehensive loss, excluding minimum pension liability	(135)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(6,585)

Total liabilities and stockholders’ deficit	$13,842

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

Month Ended
March 31, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(56)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45
Pension and other postretirement benefit expenses	125
Equity income from unconsolidated subsidiaries, net of tax	(6)
Equity income from non-Debtor subsidiaries, net of tax	(70)
Reorganization items	3
Changes in operating assets and liabilities:
Accounts receivable, net	(240)
Inventories, net	49
Prepaid expenses and other	17
Accounts payable, accrued and other long-term liabilities	66
Pension contributions	(1)
Other postretirement benefit payments	(21)
Receipts (payments) for reorganization items, net	(2)
Other	(10)

Net cash used in operating activities	(101)

Cash flows from investing activities:
Capital expenditures	(42)
Proceeds from sale of property	1

Net cash used in investing activities	(41)

Cash flows from financing activities:
Repayments of note payable to non-Debtor subsidiary	(2)
Repayments of other debt	(1)

Net cash used in financing activities	(3)

Decrease in cash and cash equivalents	(145)
Cash and cash equivalents at beginning of period	1,129

Cash and cash equivalents at end of period	$984

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners in these chapter 11 cases.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Condensed Consolidated Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income (loss) from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited consolidated financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. Furthermore, these unaudited consolidated financial statements do not include adjustments, if any, that may be required as a result of the finalization of the Company’s audited consolidated financial statements for the
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
year ended December 31, 2005. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the period ended September 30, 2005 that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates — Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Goodwill and Long-lived Asset Impairment Charges — During the month of December 2005, the Debtors recorded approximately $252 million of goodwill and $217 million of long-lived asset impairment charges, in addition to approximately $10 million of impairment charges for spare parts for certain impaired long-lived assets. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), Delphi reviews the recoverability of goodwill at least annually and any time business conditions indicate a potential change in recoverability. Similarly, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Delphi evaluates the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No goodwill or long-lived asset impairment charges were recorded during the month of March 2006.
     As previously disclosed, Delphi has experienced deteriorated financial performance resulting in substantial net losses in 2005. Delphi believes that several significant issues have largely contributed to the deterioration of Delphi’s financial performance: (a) a competitive U.S. vehicle production environment for domestic original equipment manufacturers resulting in the reduced number of motor vehicles that GM, our largest customer, produces annually in the U.S. and related pricing pressures; (b) increasing commodity prices; (c) U.S. labor legacy liabilities and noncompetitive wage and benefit levels; and (d) restrictive collectively bargained labor agreement provisions which inhibit Delphi’s responsiveness to market conditions, including exiting non-strategic, non-profitable operations. As a result, Delphi has lowered expectations for future performance absent the ability to complete a transformation plan through its reorganization under chapter 11 of the Bankruptcy Code.
     The deterioration of Delphi’s U.S. financial performance as discussed above, combined with an unfavorable outlook absent completion of a successful U.S. reorganization, was an indicator for potential impairment. Additionally, reduced profitability at certain sites and product lines in Western Europe resulting from flattening revenue together with higher commodity costs was also considered. This led management to test the recoverability of its long-lived assets and goodwill against a business outlook which assumed no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. As Delphi’s bankruptcy case proceeds and its reorganization plan is further developed, Delphi may determine that additional impairment charges should be recognized.
     Management determined the goodwill impairment charges by comparing the carrying value of each of its reporting units to the fair value of the reporting unit as determined using a discounted cash flows analysis. In accordance with SFAS No. 142, where the carrying value exceeded the discounted cash flow for a particular reporting unit, goodwill impairment charges were recognized. The goodwill impairment charges recognized were determined by stating all other assets and liabilities of a reporting unit at their fair values with the remaining fair value of the reporting unit attributed to goodwill. The resulting goodwill impairment charges are the excess of the recorded goodwill balance over the calculated fair value of goodwill for the reporting unit. Delphi’s reporting units
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
for purposes of SFAS No. 142 are global businesses focused on product families. The fair value of the reporting units was negatively impacted by the continued deterioration of business conditions, principally in the U.S., as described above. As a result of the goodwill impairment analysis, two of Delphi’s global reporting units recorded goodwill impairments.
     Management determined the asset impairment charges by comparing the estimated future cash flows against carrying values of assets. Specifically, Delphi tested certain long-lived assets, primarily property, plant, and equipment, for impairment at each plant site that had operating losses during 2005 and/or an expectation of future losses over the remaining asset life. In accordance with SFAS No. 144, where the carrying value of an asset exceeds the future cash flows at that site, asset impairment charges are being recognized for the amount that the carrying value exceeds fair value, which primarily is determined using discounted future cash flows.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors’ have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Equity Income (Loss) from Non-Debtor Subsidiaries, Net of Tax
     During the month of December 2005, the Debtors’ non-Debtor subsidiaries recorded losses, net of tax, of $497 million, including pre-tax goodwill and long-lived asset impairment charges of approximately $323 million and $127 million, respectively. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. The goodwill charges resulted from the impairment analyses described above in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” and relate to amounts originally recorded on the books of non-Debtor subsidiaries. The asset impairment charges, which were calculated on the same basis as described in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” relate to certain non-Debtor manufacturing facilities, principally in Western Europe. Excluding goodwill and asset impairment charges, the pre-tax non-Debtor equity loss for the month of December would have been approximately $28 million. The non-Debtor subsidiaries generally experience reduced profitability in the month of December due to the shut-down of a significant portion of customers’ manufacturing facilities, principally in Europe, at the end of the year. No goodwill or long-lived asset impairment charges were recorded during the month of March 2006.
4. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. As of March 31, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $38 million in letters of credit outstanding under the DIP revolving facility as of that date.
5. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

	Month Ended	October 8 2005 to
	March 31, 2006	March 31, 2006
	(in millions)
Professional fees directly related to reorganization	$(10)	$(61)
Interest income	6	34
Gain on settlement of prepetition liabilities	1	13
Other	—	6

Total Reorganization Items	$(3)	$(8)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees for the month ended March 31, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
6. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date is the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings must be filed if the claimants wish to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
     Liabilities subject to compromise consist of the following:

March 31, 2006
(in millions)
Pension obligations (3)	$3,425
Postretirement obligations other than pensions (3)	7,519
Debt and notes payable	2,430
Secured debt	2,491
Accounts payable	887
Other	753

Total Liabilities Subject to Compromise	$17,505

(3)	Due to the complex nature of the calculation of these liabilities, a small portion of the balances represent amounts potentially considered to be administrative claims.
7. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED MARCH 31, 2006

	Employee Payroll Taxes	Employer Payroll Taxes
Gross Wages Paid	Withheld	Owed

$305,805,433	$86,673,627	$25,417,032

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MARCH 31, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$98,875,284
State of Ohio	3,225,050
City of Dayton, OH	306,854
City of Kettering, OH	146,774
City of Moraine, OH	128,331
City of Warren, OH	115,165
City of Columbus, OH	73,434
City of Vandalia, OH	58,609
City of Rita, OH	31,662
Ohio School District	28,871
City of Youngstown, OH	22,985
City of Hubbard, OH	5,880
City of Huron, OH	4,307
City of Trotwood, OH	4,010
City of Campbell, OH	3,330
City of Dublin, OH	2,307
City of Lordstown, OH	1,015
City of Springfield, OH	812
City of Cincinnati, OH	358
City of Xenia, OH	311
City of W Carrollton, OH	271
City of Canton, OH	163
City of Fairfield, OH	147
City of Elyria, OH	118
City of Mansfield, OH	82
City of Akron, OH	32
State of Michigan	1,816,985
City of Flint, MI	36,684
City of Saginaw, MI	14,212
City of Detroit, MI	4,054
City of Grand Rapids, MI	1,747
City of Pontiac, MI	636
City of Walker, MI	358
City of Lansing, MI	104
State of New York	1,781,721
State of Indiana	1,737,251
Allen County, IN	60
State of Alabama	498,107
City of Gadsden, AL	12,134
State of Wisconsin	411,429
State of Mississippi	261,442
State of California	164,537
State of Oklahoma	149,256
State of Georgia	98,121
State of New Jersey	58,342
State of Pennsylvania	51,882
City of Philadelphia, PA	396
City of Towamencin, PA	53
State of Colorado	34,786
City of Denver, CO	1,372
State of Illinois	32,823
State of South Carolina	19,604
State of Kansas	17,224
State of North Carolina	4,257
State of Missouri	3,465
State of Kentucky	3,059
State of Texas	2,937
State of Virginia	2,728
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED MARCH 31, 2006

Payee	Payroll Taxes Paid

State of Minnesota	2,445
State of Oregon	1,955
State of Arizona	1,578
State of Connecticut	1,423
State of Maryland	1,304
State of Louisiana	1,188
State of Delaware	268
State of Washington	90
Inland Revenue Service (UK)	530,890

Total	$110,799,069

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MARCH 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Ohio Department of Taxation	Use	$632,381	$632,381
Michigan Department of Treasury	Use	234,966	234,966
Indiana Department of Revenue	Use	232,087	232,087
New York Department of Taxation & Finance	Use	128,694	128,694
Limestone County, Alabama (Payee ALATAX - Tax Trust Account)	Use	80,176	80,176
Mississippi Tax Commission	Use	53,503	53,503
Texas Comptroller of Public Accounts	Use	35,736	35,736
New Jersey Sales Tax Division	Use	31,644	31,644
Wisconsin Department of Revenue	Use	29,869	29,869
Georgia Sales Tax Division, Georgia	Use	7,382	7,382
Gadsden, City of, Alabama (Payee ALATAX - Tax Trust Account)	Use	5,588	5,588
Tuscaloosa County, Alabama	Use	3,339	3,339
Colorado Dept of Revenue	Use	1,920	1,920
Etowah County, Alabama (Payee LGREC Inc.)	Use	1,266	1,266
Tuscaloosa, City of, Alabama	Use	55	55
Lockport, City of, New York	Real Property	203,061	203,061
Trumbull County, Ohio	Real Property	100,353	100,353
Oak Creek, City of, Wisconsin	Real Property	38,459	38,459
Mississippi Office of Revenue	Income	182,000	182,000
Pennsylvania Dept. of Revenue	Income	13,950	13,950
Wisconsin Department of Revenue	Income	6,000	6,000
New York State Corporation Tax	Income	5,700	5,700
Swiss Tax Authority	Income	3,430	3,430
Alabama Dept. of Revenue	Income	2,500	2,500
South Carolina Department of Revenue	Income	2,000	2,000
New Jersey State of Division of Taxation	Income	1,200	1,200
Florida Department of Revenue	Income	1,165	1,165
Nebraska Department of Revenue	Income	700	700
Vermont Department of Taxes	Income	58	58
Comptroller of Maryland	Income	47	47
Mississippi Office of Revenue	Franchise	75,400	75,400
Alabama Dept. of Revenue	Franchise	19,110	19,110
Pennsylvania Dept. of Revenue	Franchise	2,300	2,300
North Carolina Department of Revenue	Franchise	2,000	2,000
Connecticut Commissioner of Revenue Services	Franchise	600	600
New York State Corporation Tax	Franchise	600	600
Delaware Secretary of State	Franchise	200	200
Alabama Department of Revenue	Consumer's Use	86,355	86,355
Ohio Department of Taxation	Kilowatt Hour	71,640	71,640
	Kilowatt Hour Tax
Ohio Department of Taxation	Renewal Fee	2,000	2,000
	Withholding
Internal Revenue Service	(non-payroll)	31,500	31,500
Bay County, Florida	Personal Property	5,392	5,392
Pinellas County, Florida	Personal Property	5,187	5,187
Okaloosa County, Florida	Personal Property	4,914	4,914
Pottawatomie County, Oklahoma	Personal Property	4,152	4,152
Miami Dade County, Florida	Personal Property	4,037	4,037
Manatee County, Florida	Personal Property	3,132	3,132
Santa Rosa County, Florida	Personal Property	623	623
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED MARCH 31, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

St. Johns County, Florida	Personal Property	449	449
Palm Beach County, Florida	Personal Property	300	300
Hillsborough County Tax Collector, Florida	Personal Property	261	261
Seminole County, Florida	Personal Property	167	167
Polk County, Florida	Personal Property	148	148
Marion County, Florida	Personal Property	101	101
Clark County, Washington	Personal Property	66	66
King County, Washington	Personal Property	33	33
Brevard County, Florida	Personal Property	3	3
State of California Board of Equalization	Sales	3,693	3,693
Colorado Dept of Revenue	Sales	328	328
State of California Board of Equalization	Sales & Use	3,300	3,300
South Carolina Department of Revenue	Sales & Use	46	46
Colorado Dept of Revenue	Utility	259	259

Total		$2,367,525	$2,367,525

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay, are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED MARCH 31, 2006

Debtor Name	Case Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	5,912,530
Delphi Medical Systems Texas Corporation	05-44511	2,394,146
Delphi Medical Systems Corporation	05-44529	1,568,379
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	490,734
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,722,528
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	11,366,454
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	10,990,271
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	84,825
Delphi International Services, Inc.	05-44583	7,878,707
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	5,169
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	9,608,722
Delphi Diesel Systems Corporation	05-44612	37,282,351
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	346,687
Delphi Integrated Service Solutions, Inc.	05-44623	244,927
Delphi Connection Systems	05-44624	6,127,667
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	239,813,336
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	176,433,891
Delphi Automotive Systems LLC	05-44640	1,861,666,369
Delphi Furukawa Wiring Systems LLC	05-47452	—
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	2,937,963
(4)	Operating expenses for the month ended March 31, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)